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NationsBank, N.A.

                    REVOLVING LINE OF CREDIT LOAN AGREEMENT

     This Revolving Line of Credit Loan Agreement (the "Agreement") is dated as of September 11th, 1997, by and between NationsBank, N.A., a national banking association ("Bank" or "Lender"), and the Borrower and Guarantors described below.

     In consideration of the Loan or loans described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Bank, Borrower and Guarantors agree as follows:

                                   ARTICLE 1.
                        DEFINITIONS AND REFERENCE TERMS.

     For purposes of this Agreement, and in addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

     A.   General Definitions.

          1. "Adjusted EBITDA" means (i) Net Income (or Net Loss) plus (ii) interest expense plus (iii) state and federal taxes on income plus (iv) depreciation and amortization, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis. Adjusted EBITDA will be computed on a rolling four quarter basis and shall include the Adjusted EBITDA of each acquisition as if such acquisition had been owned for an entire twelve (12) month time period.

          2. "Affiliate" means a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Borrowers; (ii) which beneficially owns or holds 25% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 25% or more of the equity interest) of the Borrower; or (iii) 25% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 25% or more of the equity interest) of which is beneficially owned or held by the Borrowers. The term "control" means the possession, directly or indirectly, of the power or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

          3. "Authorized Representative" means any of the President, Chief Executive Officer, the Treasurer, the Secretary, and, with respect to financial matters, the Chief Financial Officer or Controller of the Borrower or any Guarantor, as the case may be, or any other person expressly designated by the Board of Directors of the Borrower or any Guarantor (or the appropriate committee thereof) as an Authorized Representative of the Borrower.


Revolving Line of Credit Loan Agreement
Romac International, Inc.

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NationsBank, N.A.

          4. "Basis Point" means the amount equal to .01%. (By way of example, 50 Basis Points shall be equal to one half of one percent, or .5%).

          5. "Borrower" means Romac International, Inc., a Florida corporation.

          6. "Borrower's Address:" 120 West Hyde Park, Suite 150 Tampa, Florida 33606

          7. "Business Day" means any day which is not a Saturday, Sunday or a day on which banks in the State of Florida are authorized or obligated by law, executive order or governmental decree to be closed.

          8. "Closing Date'' means the date as of which this Agreement is executed by the Borrower, the Lender and the Guarantors and on which the conditions set forth in Article IV.A hereof have been satisfied.

          9. "Code" means the Internal Revenue Code of 1986, as amended, any successor provision or provisions and any regulations promulgated thereunder.

          10. "Consistent Basis" in reference to the application of Generally Accepted Accounting Principles means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Borrower and Guarantors referred to below.

          11. "Cost of Acquisition" means, the proposed costs to acquire any Person, which shall be the sum of the following: (i) the value of the capital stock or warrants or options to acquire capital stock of Borrower or any Guarantor to be transferred in connection therewith, (ii) any cash or other property (excluding property described in clause (i) or the face amount of any debt instrument given as consideration, and (iii) any indebtedness or liabilities assumed by the Borrower or its Guarantors in connection with such acquisition; but "Cost of Acquisition" shall not include out of pocket transaction costs for the services and expenses of attorneys, accountants and consultants incurred in effecting an acquisition, and other similar transaction costs so incurred.

          12. "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder if that condition or event were not cured or removed with any applicable grace or cure period.

          13. "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

Revolving Line of Credit Loan Agreement
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NationsBank, N.A.

          14. "Environmental Laws" means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other applicable statute, law, ordinance, code, rule, regulation, order or decree, of the United States or any foreign nation or any province, territory, state, protectorate or other political subdivision thereof, regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material.

          15. "ERISA" means, at any date, the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder, all as the same shall be in effect at such date.

          16. "Event of Default" means any of the occurrences set forth as such in Article VII.A hereof.

          17. "Funded Debt" means the sum of any principal outstanding under the Loan, plus all capital lease obligations, plus any principal amount of any loans due to officers, stockholders or affiliates, plus the principal amount of any debt incurred by Borrower to fund the acquisition of a Person, plus all other borrowed funds, plus all contingent liabilities, including but not limited to any issued letters of credit or guaranty, as defined by Generally Accepted Accounting Principles, computed on a consolidated basis.

          18. "Generally Accepted Accounting Principles" or "GAAP" means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants or successor organization and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended.

          19. "Government Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether a state of the United States, the United States or foreign nation, state, province or other governmental instrumentality.

          20. "Guaranty" means each Continuing Guaranty of a Guarantor (whether delivered individually or jointly and severally with other Guarantors) in favor of Bank whether delivered to the Bank on the Closing Date or thereafter guaranteeing the payment of obligations, as the same may be amended, modified or supplemented.


Revolving Line of Credit Loan Agreement
Romac International, Inc.


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NationsBank, N.A.

          21. "Guarantors" shall mean collectively all current and future subsidiaries and all current and future affiliates of Borrower. Individual subsidiaries and affiliates of Romac International, Inc. shall be referred to as "Guarantor." As of the Closing Date, the following are affiliates of Borrower (and, therefore, Guarantors):

               a.   Romac and Associates, Inc., a Massachusetts corporation
               b.   Romac and Associates of Boston, Inc., a Massachusetts corp.
               c. Romac and Associates of Fort Lauderdale, Inc., a Florida corp.
               d. Romac International of Minnesota, Inc., a Florida corporation
               e. Romac International of Pennsylvania, Inc., a Florida corporation
               f. Romac International of California, Inc., a Florida corporation
               g.   Romac International of Kentucky, Inc., a Florida corporation
               h.   Romac International of Texas, Inc., a Florida corporation
               i.   Romac Temporaries, Inc., a Delaware corporation
               j.   FMA International, Inc., a Florida corporation
               k.   FMA Temporaries of Chicago, Inc. a Florida corporation
               l. Professional Application Resources Incorporated, a Texas corp.
               m.   Romac/Lanorf, Inc., a Delaware corporation
               n.   Romac/Ncralf, Inc., a Delaware corporation

         22. "Hazardous Material" means and includes any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

          23. "LIBO Rate" means the fluctuating London InterBank Offering interest rate per annum obtained by dividing (i) the ninety (90) day rate quoted in the "Money Rates" section of The Wall Street Journal, by (ii) an amount equal to 1 minus the Floating LIBOR Reserve Requirement (as such term is hereinafter defined) for such day. The term "Floating LIBO Reserve Requirement" means the rate at which reserves (including without limitation, any marginal, supplemental, or emergency reserve) are required to be maintained by bank by any applicable governmental regulatory authority on the date for which interest is being calculated, against "Eurocurrency Liabilities" as currently defined under Regulation D, expressed as a decimal. The LIBO Rate shall be adjusted on a daily basis to reflect changes in the LIBO Rate and each adjustment shall be effective on the date the change occurs.

          24. "Loans" or "Facility" means collectively any and all loans heretofore or hereafter made by Bank to the Borrower.

          25. "Loan Documents" means this Agreement, the Notes, the Guaranties and all other instruments, certificates, and documents heretofore or hereafter executed or delivered to and in favor of Bank in connection with any Loan made, issued or created

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NationsBank, N.A.

under this Agreement as the same may be amended, modified or supplemented from time to time.

          26. "Obligations" means the obligations, liabilities and indebtedness of the Borrower and Guarantors with respect to (i) the principal and interest on the Loans and (ii) the payment and performance of all other obligations, liabilities and indebtedness of the Borrower and Guarantors to the Bank hereunder, under any one or more of the other Loan Documents or with respect to the Loans.

          27. "Net Worth" means the sum of the depreciation book value of the Assets of the Borrower minus the Liabilities of the Borrower as reflected in its consolidated balance sheet.

          28. "Permitted Liens" shall means (i) liens for taxes, assessments, or other governmental charges or levies which are not delinquent or which are not being diligently contested in good faith by appropriate proceeds; (ii) liens imposed by law, such as carriers, warehousemen and mechanics liens, and similar liens arising out of the ordinary course of business not satisfied or transferred to bond within sixty (60) days from the date the lien attaches to any property of borrower or Guarantor; and (iii) liens or pledges arising under workers' compensation laws, unemployment insurance or similar legislation.

          29. "Persons" means an individual, partnership, corporation, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

          30. "Prime Rate" shall mean the rate of interest announced by the Bank from time to time as its Prime Rate which represents a reference used by the Bank in determining the interest rate on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any customer. The Prime Rate shall be adjusted on a daily basis to reflect changes in the Prime Rate and each adjustment shall be effective on the date the change occurs.

          31. "Solvent" means, when used with respect to any Person, that at the time of determination;

               (i) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities including, without limitation, contingent obligations; and

               (ii) it is then able and expects to be able to pay its debts as they mature; and


Revolving Line of Credit Loan Agreement
Romac International, Inc.


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NationsBank, N.A.

               (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

          32. "Subsidiary" means any corporation or other entity (i) in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by the Borrower and/or by one or more of the Guarantors.

     B. Accounting Terms. All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis; provided, however, if any change in Generally Accepted Accounting Principles in effect on the Closing Date shall result in a change in any calculation required to determine compliance with any provision contained in this Agreement, the Borrower and the Bank will amend such provision in a manner to reflect such change such that the determination of compliance with such provision shall yield the same result as would have obtained prior to such change in Generally Accepted Accounting Principles. Until an amendment is entered into covenants shall be calculated in accordance with Generally
Accepted Accounting Principles as in effect immediately preceding such change.

                                  ARTICLE II.
                                   THE LOANS

     A. Loan. Subject to the terms and conditions set forth in this Agreement and the other Loan Documents, Bank hereby agrees to make a loan or loans to Borrower in the aggregate principal amount of Thirty Million Dollars ($30,000,000.00). The obligation to repay the loan is evidenced by a promissory note or notes dated of even date herewith (the promissory note or notes together with any other promissory notes heretofore or hereafter executed by Borrower in favor of Bank and any and all renewals, extensions or rearrangements thereof being hereafter collectively referred to as the "Note") having a maturity date, repayment terms and interest rate as set forth herein and in the Note.

     B. Purpose of Loan. Borrower hereby covenants and warrants to Bank that all loan proceeds of the Note shall be used for general corporate purposes, future corporate acquisitions and the start-up of new offices and working capital, as well as provide additional short term working capital.

     C. Security for the Loan. This loan shall be unsecured. However, in addition, Borrower hereby covenants and agrees at all times during which the Loan or any portion thereof, including principal, interest, or other expenses chargeable to Borrower under any of the Loan Documents, is outstanding, all assets owned by the Borrower and each Guarantor shall be maintained by the Borrower and each Guarantor free and clear of all

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material liens, encumbrances and pledges, except for Permitted Liens, and acquisitions by Borrower and its Subsidiaries, as provided in Article VI, Section B, below.

     D. Revolving Credit Feature. The Loan provides for a revolving line of credit (the "Line") under which Borrower may from time to time, borrow, repay and re-borrow funds. Borrower may borrow, repay, and re-borrow under the Loan at any time, up to a maximum aggregate amount outstanding at any one time equal to the amount of the Loan as set forth in subsection A above; provided, however, that Borrower is not in Default under any provision of the Note, any other Loan Documents, or any other obligation of Borrower to Bank, and provided the borrowings do not exceed any other limitations on borrowings by Borrower. Bank shall have no liability for its refusal to advance funds based upon its determination that any conditions of such further advances have not been met. Bank's records of the amounts borrowed from time to time shall be conclusive proof thereof.


     E. Breakup Fee. If the Borrower should cancel, terminate, payoff in full, or otherwise refinance all or any portion of the Loan prior to August 31, 1998 (except to the extent that Bank is the agent or lead bank on such other lending transaction) the Borrower shall pay the Bank a Breakup Fee in the amount of Fifteen Thousand Dollars ($15,000.00). This Breakup Fee shall not be deemed additional interest or a penalty.

     F. Repayment of the Loan. Interest shall be paid monthly commencing on September 30, 1997, and continuing on the last day of each successive month thereafter. Principal payments may be paid at any time; provided, however, that all unpaid principal shall be paid in full when the Facility matures on March 31, 2000 (the "Maturity Date").

     G. Rate. Interest shall accrue on the unpaid balance of the Facility at the rate selected from the Interest Rate Options, plus the Applicable Margin.

          1.   Interest Rate Options. The following options are available:

               a. Option One: LIBO Rate plus the Applicable Margin, calculated in accordance with the requirements set out below.

               b. Option Two: Prime Rate, calculated in accordance with the requirements set out below.

           2. Applicable Margin. The Applicable Margin shall be a function of the Borrower's ratio of Funded Debt divided by Adjusted EBITDA and shall be calculated quarterly based upon the Borrower's internally-prepared financial statement or if available, Borrower's annual audited financial statement. Upon Bank's receipt of said financial statement, Bank shall calculate the Applicable Margin and inform Borrower of same.


Revolving Line of Credit Loan Agreement
Romac International, Inc.


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NationsBank, N.A.

Within one (1) business day of its receipt of the Applicable Margin calculation, Borrower shall inform the Bank of its choice of Interest Rate Option, which Interest Rate Option shall be in effect for the quarter subsequent to the quarter for which said financial statement was prepared. In the event Borrower fails to notify Bank of its rate selection in a timely manner, Borrower shall be deemed, for all purposes herein, to have selected Option One. Prior to Borrower's selection of the applicable Interest Rate Option, interest shall be charged on the outstanding principal balance of the Loan at the Interest Ratio Option for the prior quarter. The monthly interest payment due immediately subsequent to the Borrower's choice of the Interest Rate Option shall be adjusted with the Borrower either paying any shortfall or receiving credit for any overpayment, to reflect any difference between the prior quarter's Interest Rate Option and the current quarter's Interest Rate Option for payments made during the current quarter. The Funded Debt portion of the calculation will be determined based on the then-current quarter end; whereas the Adjusted EBITDA portion of the calculation will be determined based on the previous four fiscal quarters.

          a.   Option One:

               (1) If the ratio of Funded Debt to Adjusted EBITDA (hereafter, "FD/Adj EBITDA") is less than 1.00 to 1.00, the Applicable Margin for the LIBO Rate shall be sixty-five Basis Points (.65%).

               (2) If the ratio of FD/Adj EBITDA is between 1.00 to 1.00 (inclusive) and 1.50 to 1.00, the Applicable Margin for the LIBO Rate shall be ninety Basis Points (.90%).

               (3)  If the ratio of FD/Adj EBITDA is between 1.51 to 1.00 and
2.00 to 1.00, the Applicable Margin for the LIBO Rate shall be one hundred fifteen Basis Points (1.15%).

               (4)  If the ratio of FD/Adj EBITDA is between 2.01 to 1.00 and
2.50 to 1.00, the Applicable Margin for the LIBO Rate shall be one hundred fifty Basis Points (1.50%).

          b.   Option Two:

               So long as the ratio of FD/Adj EBITDA is less than or equal to
2.50 to 1.00, the Applicable Margin for the Prime Rate shall be zero.

     H. Advances. Advances under the Line shall be made by telephone (confirmed in writing) or written communication to Bank from any Authorized Representative; provided, however, that Bank shall have the right to rely upon telephonic representations

Revolving Line of Credit Loan Agreement
Romac International, Inc.

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NationsBank, N.A.

that the person claiming to be an Authorized Representative is, in fact, that person. Unless otherwise agreed by the Bank, all advances under the Line will be made by way of a credit into Borrower's demand deposit account maintained at the Bank.

     I. Unused Commitment Fee. Beginning on October 15, 1997, and as additional consideration for the making of this Loan (and regardless of which Interest Rate Option has been selected), Borrower shall pay to Bank an additional fee equal to [$30,000,000 minus the average daily principal amount outstanding under the Loan for the calendar quarter ending September 30, 1997] multiplied by a specific number of Basis Points, depending on the ratio of FD/Adj EBITDA, as more specifically set forth below:

          a. If the ratio of FD/Adj EBITDA is less than 1.00 to 1.00, seventeen and one-half Basis Points (.175%).

          b. If the ratio of FD/Adj EBITDA is between 1.00 to 1.00 (inclusive) and 1.50 to 1.00, twenty Basis Points (.20%).

          c. If the ratio of FD/Adj EBITDA is between 1.51 to 1.00 and 2.00 to 1.00, twenty-five Basis Points (.25%).

          d. If the ratio of FD/Adj EBITDA is between 2.01 to 1.00 and 2.50 to 1.00, thirty Basis Points (.30%).

Thereafter, for so long as the Line is in place, Borrower shall pay a fee on a quarterly basis, determined in accordance with the above formula, which shall be due within 15 days from the end of said calendar quarter.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

     A. Representations and Warranties. The Borrower represents and warrants with respect to itself and the Guarantors, and the Guarantors (by joining in the execution of this Agreement) represent and warrant on their behalf (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans), that:

          1.   ORGANIZATION AND AUTHORITY.

               a. the borrower and each guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state in which it was formed.


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               b.   The Borrower and each Guarantor has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and is qualified to do business in every jurisdiction in which failure to do so would have a material adverse effect on the business or operations of the Borrower or each corporate Guarantor taken as a whole.

               c. The Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party.

               d. Each Guarantor has the power and authority to execute, deliver and perform the Guaranty and the other Loan Documents to which it is a party.

               e. When executed and delivered, each of the Loan Documents to which Borrower or any Guarantor is a party will be the legal, valid and binding obligation or agreement, as the case may be, of such Borrower or Guarantor, enforceable against such Borrower or Guarantor in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity);

          2. LOAN DOCUMENTS. The execution, delivery and performance by the Borrower and each Guarantor of each of the Loan Documents to which the Borrower or a Guarantor is a party:

               a. Have been duly authorized by all requisite corporate action (including any required shareholder approval) of the Borrower and each corporate Guarantor.

               b. Do not violate any provisions of (1) applicable law, rule or regulation, (2) any order of any court or other agency of government binding on the Borrower or any Guarantor, or their respective properties, or (3) the charter documents, documents of creation or by-laws of Borrower or any corporate Guarantor.

               c. Will not be in conflict with, result in a breach of or constitute an Event of Default, or an event which, with notice or lapse of time, or both, would constitute an Event of Default, under any indenture, agreement or other instrument to which Borrower or any Guarantor is a party, or by which the properties or assets of Borrower or any Guarantor are bound.

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NationsBank, N.A.

               d. Will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Borrower, or any Guarantor.

          3. SOLVENCY. Borrower and each Guarantor are Solvent after giving effect to the transactions contemplated by this Agreement and the other Loan Documents.

          4. SUBSIDIARIES AND STOCKHOLDERS. Borrower has no active subsidiaries or affiliates other than the Guarantors; the outstanding shares or other equity interests of each such subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and Borrower owns beneficially and of record all the shares and other interests of each Guarantor free and clear of any lien.

          5. FINANCIAL CONDITION. (i) The Borrower has heretofore furnished to the Bank an audited balance sheet of the Borrower as of December 31, 1996, the related statements of earnings, changes in stockholders' equity for the fiscal year then ended as examined and certified, and the notes relating to all the above. Except as set forth therein, such financial statements (including the notes thereto) present fairly the financial condition of the Borrower as of the end of such fiscal year and results of their operations and the changes in their stockholders' equity for the fiscal year, all in conformity with Generally Accepted Accounting Principles applied on a Consistent Basis.

               a. Since December 31, 1996, there has been no material adverse change in the condition, financial or otherwise, of the Borrower and its subsidiaries or in the businesses, properties and operations of the Borrower and its subsidiaries, considered as a whole, nor have such businesses or properties, taken as a whole, been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, organized labor activity, combination of workers, flood, embargo or act of God.

               b. Except as set forth in the financial statements referred to above, neither Borrower nor any subsidiary has incurred, other than in the ordinary course of business, any material indebtedness, obligations, commitments or other liability contingent or otherwise which remain outstanding or unsatisfied.

          6. TITLE TO PROPERTIES. The Borrower and its Guarantors have title to all their respective owned real and personal properties, and such properties are not subject to any transfer restrictions or liens of any kind, other than Permitted Liens, and except for purchase money financing related liens on specific property, as provided in Article VI, Section B.

          7. TAXES. The Borrower and its subsidiaries have filed or caused to be filed all federal, state, local and foreign returns which are required to be filed by them and except for (i) taxes and assessments being contested in good faith and against which reserves satisfactory to the Borrower's independent certified public accountants have been

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established and (ii) taxes and charges with respect to which failure to file or pay will not have a material adverse effect on Borrower or its subsidiaries, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due.

          8.   OTHER AGREEMENTS. Neither the Borrower nor any Guarantor is:

               a. A party to any judgment, order, decree or any agreement or instrument or subject to restrictions materially adversely affecting the business, properties or assets, operation or condition (financial or otherwise) of the Borrower or of any Guarantor; or

               b. In default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Borrower or any Guarantor is a party, which default has, or if not remedied within any applicable grace period could have, a material adverse effect on the business, operations or condition, financial or otherwise, of the Borrower or any Guarantor.

          9. LITIGATION. There is no action, suit or proceeding at law or in equity in excess of $250,000,000 in aggregate, except as disclosed to Bank, by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of the Borrower, threatened by or against the Borrower or any Guarantor or affecting the Borrower or any Guarantor or any properties or rights of the Borrower or any Guarantor (other than claims arising in the ordinary course of Borrower's business, as to which Borrower represents do not and will not have a material adverse affect on the financial condition of Borrower), which if adversely determined could reasonably be expected to materially adversely affect the financial condition, business or operations of the Borrower and the Guarantors taken as a whole. Notwithstanding the above, any adverse final judgment against Borrower after all appeals have been exhausted (and regardless of whether the judgment has been satisfied) that would result in Borrower being in violation of its Affirmative Covenants, as provided in Article V below, shall constitute a default hereunder.

          10. INVESTMENT COMPANY. Neither the Borrower nor any subsidiary is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. section 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Borrower and the performance by the Borrower of the transactions contemplated by this Agreement will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof.

          11. PATENTS, ETC. The Borrower and its subsidiaries own or have the right to use, under valid license agreements or otherwise all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to the conduct of their businesses as now conducted, without known

Revolving Line of Credit Loan Agreement
Romac International, Inc.

NationsBank, N.A.

conflict with any patent, license, franchise, trademark, trade secrets and confidential commercial or proprietary information, trade name, copyright, rights to trade secrets or other proprietary rights of any other Person.

          12. NO UNTRUE STATEMENT. Neither this Agreement nor any other Loan Document contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such representation or statement contained therein not misleading in any material respect.

          13. NO CONSENTS, ETC. Neither the respective businesses nor properties of the Borrower or any Guarantor, nor any relationship between the Borrower or any Guarantor and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated hereby is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or other authority or any other Person on the part of the Borrower or any Guarantor as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by, this Agreement or the other Loan Documents or if so, such consent, approval, authorization, filing, registration or qualification has been obtained or effected, as the case may be.

          14.  BENEFIT PLANS.

               a. None of the employee benefit plans maintained at any time by the Borrower or any subsidiary for the benefit of its employees or the trusts created thereunder has to its knowledge engaged in a prohibited transaction which is not subject to a statutory or administrative exemption which could subject any such employee benefit plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code
Section 4975 or ERISA or under any Foreign Benefit Law.

               b. None of the employee benefit plans maintained at any time by the Borrower or any subsidiary for the benefit of its employees which are employee pension benefit plans and which are subject to Title IV of ERISA or any Foreign Benefit Law or the trusts created thereunder has been terminated so as to result in a material liability of the Borrower under ERISA or under any Foreign Benefit Law nor has any such employee benefit plan of the Borrower or any subsidiary incurred any material liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA or any other Person exercising similar duties and functions under any Foreign Benefit Law, other than for required insurance premiums which have been paid or are not yet due and payable; neither the Borrower nor any subsidiary has withdrawn from or caused a partial withdrawal to occur with respect to any Multi-employer Plan resulting in any assessed and unpaid withdrawal liability; the Borrower and the subsidiaries have made or provided for all contributions to all such employee pension benefit plans which they maintain and which are required as of the end of the most recent fiscal year under each such plan; neither the borrower nor any subsidiary has incurred any accumulated funding deficiency with respect to any such plan,

Revolving Line of Credit Loan Agreement
Romac International, Inc.

NationsBank, N.A.

whether or not waived; nor has there been any reportable event, or other event or condition, which presents a material risk of termination of any such employee benefit plan by such Pension Benefit Guaranty Corporation or any other Person exercising similar duties and functions under any Foreign Benefit Law.

               c. The present value of all vested accrued benefits under the employee pension benefit plans which are subject to Title IV of ERISA or any Foreign Benefit Law, maintained by the Borrower or any subsidiary for the benefit of its employees, did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such employee benefit plans allocable to such benefits.

               d. The consummation of the Loans provided for in Article II will not involve any prohibited transaction under ERISA or any Foreign Benefit Law which is not subject to a statutory or administrative exemption.

               e. To the best of the Borrower's knowledge, each employee pension benefit plan subject to Title IV of ERISA or any Foreign Benefit Law, maintained by the Borrower or any subsidiary for the benefit of its employees, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA and other applicable laws, regulations and rules and any applicable Foreign Benefit Law.

               f. There has been no withdrawal liability incurred and unpaid with respect to any Multi-employer Plan to which the Borrower or any subsidiary is or was a contributor.

               g. As used in this Agreement, the terms "employee benefit plan," "employee pension benefit plan," "accumulated funding deficiency," "reportable event," and "accrued benefits" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Code Section 4975 and ERISA.

               h. Neither the Borrower nor any subsidiary has any liability not disclosed on any of the financial statements furnished to the Bank, contingent or otherwise, under any plan or program or the equivalent for unfunded post-retirement benefits, including pension, medical and death benefits, which liability would have a material adverse effect on the financial condition of the Borrower or any subsidiary.

               i. For purposes of this subsection 14, Foreign Benefit Law shall mean any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign national or any province, state, territory, protectorate or other political subdivision

Revolving Line of Credit Loan Agreement
Romac International, Inc.

NationsBank, N.A.

thereof regulating, relating to, or imposing liability or standards of conduct concerning, any pension, retirement, health care, death, disability or other employee benefit plan.

          15. NO DEFAULT. As of the date hereof, there does not exist any Default or Event of Default hereunder;

          16. HAZARDOUS MATERIALS. The Borrower and each Guarantor is in compliance with all applicable Environmental Laws in all material respects and neither the Borrower nor any Guarantor has been notified of any action, suit, proceeding or investigation which calls into question compliance by the Borrower or any Guarantor with any Environmental Laws or which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Material any of which could have a material adverse effect on the business, operations or financial condition of the Borrower or any Guarantor.

          17. RICO. Neither the Borrower nor any Guarantor is engaged in or has engaged in any course of conduct that could subject any of their respective properties to any lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws.

          18. EMPLOYMENT MATTERS. The Borrower and all subsidiaries are in compliance in all material respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation the noncompliance with which could have a material adverse effect on the business, operations or financial condition of the Borrower or its subsidiaries and there is neither pending nor, to the knowledge of the Borrower, threatened any litigation, administrative proceeding or investigation, in respect of such matters, an adverse ruling or determination in which could have a material adverse effect on the Borrower or its subsidiaries.

          19. CONTINUATION OF REPRESENTATION AND WARRANTIES. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any future advance under any Loan.

                                  ARTICLE IV.
                           CONDITIONS TO MAKING LOAN

     A. Conditions of Initial Advance. The obligation of the Bank to make the initial advance under the Loan is subject to the conditions precedent that the Bank shall have received on the Closing Date, in form and substance satisfactory to the Bank, the following:

Revolving Line of Credit Loan Agreement
Romac International, Inc.

NationsBank, N.A.


          1. Executed originals of each of this Agreement, the Note and the other Loan Documents, together with any and all schedules and exhibits thereto, all as are satisfactory to Tew, Zinober, Barnes, Zimmet & Unice, special counsel to the Bank.

          2. Resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof) of the Borrower certified by its secretary or assistant secretary or other appropriate official as of the Closing Date, approving and adopting the Loan Documents and authorizing the execution and delivery thereof.

          3. Specimen signatures of officers of the Borrower and each Guarantor executing the Loan Documents on behalf of such Person, certified by the secretary or assistant secretary or other appropriate official of the Borrower or Guarantor, as applicable.

          4. The charter documents of the Borrower certified as of a recent date by the Secretary of State or other appropriate Governmental Authority of its jurisdiction of incorporation.

          5. The By-laws (including any amendments thereto) of the Borrower certified as of the Closing date as true and correct by the secretary or assistant secretary of the Person to whom such by-laws relate.

          6. Certificates issued as of a recent date by the Secretary of State or other appropriate Governmental Authority of its jurisdiction of incorporation as to the due existence and good standing of the Borrower.

          7. Appropriate certificates of qualification to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of the Borrower and each Guarantor as of a recent date by the Secretary of State or other appropriate Governmental Authority of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could materially adverse affect the business, operations or conditions, financial or otherwise, of the Borrower or any Guarantor.

          8.   Evidence of insurance required by the Loan Documents.

          9.   All fees payable by the Borrower on the Closing Date to the Bank.

          10. With respect to real and personal property owned by Borrower, evidence that there are no priority security interests in any of the assets of Borrower except the Permitted Liens and except as otherwise specifically acknowledged and approved by Bank; provided, further however, that Borrower shall be permitted to pledge


Revolving Line of Credit Loan Agreement
Romac International, Inc.

NationsBank, N.A.

a purchase money security interest in specific equipment, and newly-created Subsidiaries shall be permitted to pledge purchased assets, both in accordance with Article VI, Section B below.

          11. Such other documents, instruments, certificates and opinions as the Bank may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby.

     B. Conditions of Loans. The obligations of the Lender to make any additional advance under the Loan on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

          1. The representations and warranties of the Borrower and each Guarantor set forth in Article III hereof and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such additional advance with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements shall be deemed to be those financial statements most recently delivered to the Bank.

          2. Immediately after giving effect to the additional advance, the aggregate principal balance of the Loan shall not exceed the total amount of the Loan (to wit, $30,000,000.00).

          3. There has occurred no material adverse change in the consolidated financial condition of Borrower or any Guarantor.

          4. The Bank has reasonably determined that the prospect of payment or performance of the Loan has not been materially impaired.

          5. No Default or Event of Default exists either before or after giving effect to the additional advance.

          6.   Borrower has affirmed each of the above.

                                   ARTICLE V.
                             AFFIRMATIVE COVENANTS

     Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will, unless Bank consents otherwise in writing (and without limiting any requirement of any other Loan Document):



Revolving Line of Credit Loan Agreement
Romac International. Inc.

NationsBank, N.A.

     A. Financial Condition. Maintain Borrower's financial condition as follows, determined in accordance with GAAP applied on a Consistent Basis throughout the period involved except to the extent modified by the following definitions:

          1. Maintain a minimum Net Worth of Sixty Five Million Dollars ($65,000,000.00). This minimum Net Worth covenant shall increase annually upon receipt of Borrower's fiscal year end financial statements, beginning with fiscal year end 1997, by an amount which equals fifty percent (50%) of the respective fiscal year's net income. A net loss in any fiscal year will not result in a decrease in the net worth minimum.

          2. Maintain a ratio of Funded Debt to Adjusted EBITDA not to exceed two and one-half to one (2.50 to 1).

     B. Financial Statements and Other Information. Maintain a system of accounting in accordance with GAAP applied on a Consistent Basis throughout the period involved. All financial statements called for below shall be prepared in form and content reasonably acceptable to the Bank, and prepared by Borrower's independent certified public accountants.

     C.   Reporting Requirements. In addition to the above, Borrower shall:

          1. Furnish to Bank, within forty-five (45) days of the end of each fiscal quarter, quarterly, internally prepared consolidated financial statements of the Borrower and each Guarantor, including a consolidated balance sheet and income statement, which may be in the form provided to the Securities and Exchange Commission.

          2. Furnish to Bank annually, within one hundred twenty (120) days of the end of the Borrower's fiscal year end, a consolidated balance sheet and income statement of the Borrower and the Guarantors on a consolidated basis prepared in accordance with GAAP on an audited basis by Borrower's independent certified public accountant or another top ten certified public accounting firm in the United States, including statements of financial condition, income, cash flow and changes in shareholders' equity which may be in the form provided to the Securities and Exchange Commission.

          3. Furnish to Bank a compliance certificate in the form attached hereto as Exhibit "A" and incorporated herein by this reference for (and executed by an Authorized Representative of Borrower and each corporate Guarantor), concurrently with and dated as of the date of delivery of each of the financial statements as required in paragraphs 1 and 2 above, containing (a) a certification that the financial statements of even date are true and correct and that the Borrower is not in default under the terms of this Agreement,and
(b) computations and conclusions, in such detail as Bank may request, with respect to compliance with this Agreement, and the other Loan Documents, including computations of all quantitative covenants.


Revolving Line of Credit Loan Agreement
Romac International, Inc.

NationsBank, N.A.

          4. Promptly, upon becoming available to the public and in any event, no later than the date when released, copies of all regular periodic or special reports, schedules, and other material, financial or otherwise, which the Borrower or any of its subsidiaries may now or hereafter be required to file with the Securities and Exchange Commission.

          5. Borrower shall submit to Bank any other financial information that the Bank, in its sole discretion, may reasonably request from time to time.

     D. Insurance. Maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance covering all assets, business interruption insurance, workers compensation insurance and liability insurance, all to be with such companies as are reasonably satisfactory to Bank. Satisfactory evidence of such insurance will be supplied to Bank prior to funding under the Loan(s) and 30 days prior to each policy renewal.

     E. Existence and Compliance. Maintain its existence, good standing and qualification to do business, where required and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to any of its property, business operations and transactions.

     F. Adverse Conditions or Events. Promptly advise Bank in writing of (i) any condition, event or act which comes to its attention that would materially adversely affect the financial condition or operations of Borrower or any Guarantor, or Bank's rights under the Loan Documents, (ii) any litigation filed by or against Borrower or any Guarantor that would materially adversely affect the consolidated financial condition or operations of Borrower or any Guarantor if an adverse determination occurs, (iii) any event that has occurred that would constitute an event of default under any Loan Documents, (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of $250,000.00, and (v) any default or notice of default with respect to any other loan to Borrower or any subsidiary.

     G. Taxes and Other Obligations. Pay all of its taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

     H. Maintenance. Maintain all of its tangible property in good condition and repair and make all necessary replacements thereof in the ordinary course of business consistent with past practices, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.


Revolving Line of Credit Loan Agreement
Romac International, Inc.

NationsBank, N.A.

     I. Notification of Environmental Claims. Borrower shall immediately advise Bank in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting the business operations of Borrower or any Guarantor; and (ii) all claims made or threatened by any third party against Borrower or any Guarantor relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Borrower shall immediately notify Bank of any remedial environmental action taken by Borrower or any Guarantor with respect to the business operations of Borrower or any Guarantor.

     J. Future Guaranties. Borrower shall cause to be provided to Bank, within fifteen (15) days of incorporation, reactivation of an inactive corporation, acquisition, or legal establishment, a written guaranty, in substantially the same form of those guaranties executed by the Guarantors on even date herewith, from any and every affiliate or subsidiary created, reactivated, or acquired after the date hereof.

                                  ARTICLE VI.
                              NEGATIVE COVENANTS

     Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will not, without the prior written consent of Bank (and without limiting any requirement of any other Loan Documents):

     A. Transfer of Assets or Control. Sell, lease, assign or otherwise dispose of or transfer any assets, except in the normal course of its business.

     B. Liens. Grant, suffer or permit any contractual or noncontractual lien on or security interest in any of the assets of Borrower or any Guarantor, except in favor of Bank, and except for Permitted Liens, or fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise; provided, however, (i) that Borrower shall have the right to purchase specific equipment for which Borrower may grant a security interest to the seller of said equipment as part of a standard purchase-money financing arrangement; and (ii) any newly-created Subsidiary shall have the right, as part of any purchase-money financing provided by the seller of the business being acquired by any such newly-created Subsidiary, to pledge the assets being acquired by the newly-created Subsidiary (but not any of the assets of Borrower or any then-existing Guarantor) to the seller of said assets as security for the purchase-money financing; provided,however, that the sum of (i) Borrower's aggregate obligations under subsection B(i) above (including purchases made prior to the Closing Date), (ii) the aggregate of all outstanding obligations incurred by newly-created Subsidiaries in the acquisition of businesses under subsection B(ii) above, and (iii) any indebtedness incurred or created pursuant to Article VI, Section D, below, shall not exceed at any one time Seven Million Five Hundred Thousand Dollars


Revolving Line of Credit Loan Agreement
Romac International, Inc.

NationsBank, N.A.

($7,500,000.00); and provided further that any purchase-money financing debts shall be paid in full before the newly-created Subsidiary that incurred the debt(s) can be merged into Borrower, or any other Subsidiary.

     C. Extensions of Credit. Make any loan or advance to any individual, partnership, corporation or other entity, except accounts receivable incurred in the ordinary course of business in excess of One Million Dollars ($1,000,000.00) in the aggregate excluding split dollar life insurance on principals.

     D. Borrowings. Create, incur, assume or become liable in any manner, directly or indirectly, for any indebtedness in excess of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) at any one time (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt for another, or otherwise, including under Section B(i) and B(ii) above) other than to Bank, except for normal trade debts incurred in the ordinary course of Borrower's business.

     E. Investments. Make investments in excess of Five Million Dollars ($5,000,000.00) in the aggregate; provided, however, that Borrower shall not be restricted on its investments of investment grade securities.

     F. Character of Business. Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

     G. Additional Liabilities. Incur (or engage in any activity in which Borrower knows will likely result in) any additional liabilities, direct, indirect, or contingent, except in the ordinary course of business, as permitted by the Loan Documents.

     H. Merger and Consolidation. (a) Consolidate with or merge into any other Person, or (b) permit any other Person to merge into it, or (c) liquidate, wind-up or dissolve or sell, transfer or lease or otherwise dispose of all or a substantial part of its assets; provided, however, (i) any subsidiary of the Borrower may merge or transfer all or substantially all of its assets into or consolidate with any wholly-owned subsidiary of the Borrower or the Borrower,
(ii) any Person may merge with the Borrower if the Borrower or a subsidiary thereof shall be the survivor thereof and such merger shall not cause, create or result in the occurrence of any Default or Event of Default under this Agreement or any other Loan Document; provided, however, if the surviving entity is a subsidiary, Bank retains the right to require the assumption of the Loan upon terms and conditions satisfactory to the Bank in its sole discretion.

     I. Enter into any agreement, other than its Agreement (and the Negative Pledge Agreement contemplated herein), with any Person other than Bank, wherein by Borrower or any Guarantor agrees not to create any lien on its or their assets.



Revolving Line of Credit Loan Agreement
Romac International, Inc.

NationsBank, N.A.

                                  ARTICLE VII.
                             ADDITIONAL PROVISIONS

     A. DEFAULT. Subject to Borrower's rights under any applicable notice and/or cure provision in this Agreement or in the Note, Borrower shall be in default under this Agreement and under each of the other Loan Documents if and when any of the following shall occur (each being considered an "Event of Default"): (a) the failure to pay or perform in any material respect any obligation, liability or indebtedness of Borrower or any Guarantor (collectively, the "Obligors") to Bank, or to any affiliate or subsidiary of NationsBank Corporation, whether under this Agreement, the Note or any Loan Documents, within fifteen days of when due, whether upon demand, at maturity or by acceleration; (b) the failure to pay or perform in any material respect any other obligation, liability or indebtedness of any Obligor to any other party after notice from said party and if the Obligor does not contest in good faith the validity of such obligation, liability or indebtedness; (c) the commencement of a proceeding against any Obligor for dissolution or liquidation, the voluntary or involuntary termination or dissolution of any Obligor or the merger or consolidation of any Obligor with or into another entity that is not otherwise permitted under this Agreement; (d) the insolvency of, the business failure of, the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, the assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor's relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against any Obligor; (e) the determination by Bank that any representation or warranty made to Bank by any Obligor in any Loan Documents or otherwise is or was, when it was made, untrue or materially misleading; (f) the failure of any Obligor to timely deliver such financial statements, including tax returns, other statements of condition or other information, as Bank shall request from time to time; (g) the entry of a judgement against any Obligor which Bank deems to be of a material nature, in Bank's reasonable discretion and as more fully set out in Article III.A.9. of this Agreement; (h) the seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any property of any Obligor; (i) the reasonable determination by Bank that a material adverse change has occurred in the financial condition of any Obligor; or (j) the failure of Borrower's business to comply in any material respect with any law or regulation controlling its operation.

     The Borrower shall receive written notice for non-monetary defaults and shall have thirty (30) days to cure such non-monetary defaults

     Notwithstanding the restriction upon liens contained in Article VI, Section B, above, Bank acknowledges that one of the Guarantors (Romac and Associates, Inc., a Massachusetts corporation, and successor-by-merger to, and in some cases, still doing business as, Romac & Associates of Orlando, Inc.) is the Debtor under a UCC-1 Financing Statement. Within ninety (90) days from the Closing Date, Borrower and Romac and Associates, Inc., jointly and severally, shall cause any and all outstanding financing



Revolving Line of Credit Loan Agreement
Romac International, Inc.

statements in which Romac and Associates, Inc. or Romac and Associates of Orlando, Inc. are shown as the Debtor to be released (including, but not limited to that certain statement filed June 7, 1990, showing Temporary Management Resources, Inc. as the Secured Party, as may have been assigned from time-to-time, and that certain amendment filed October 19, 1990, showing StanChart Business Credit as the Secured Party). Borrower also shall cause to be released within ninety (90) days that certain UCC-1 Financing Statement filed December 6, 1994, showing Merrill Lynch Business Financial Services, Inc. as the Secured Party. Borrower also shall cause to be released within ninety (90) days any additional financing statements showing Borrower or any Subsidiary as the Debtor that are obtained after the Closing Date and that are not acceptable to Bank in its sole discretion. A failure to provide Bank with written evidence of all such releases shall, without further notice or opportunity to cure, constitute a default hereunder.

     B. REMEDIES UPON DEFAULT. If an Event of Default shall occur Bank shall have all rights, powers and remedies available under each of the Loan Documents as well as all rights and remedies available at law or in equity.

     C. NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

     Borrower: Romac International, Inc.
               120 West Hyde Park, Suite 150
               Tampa, Florida 33606
               Attn: Mr. Thomas M. Calcaterra, Secretary and CFO
               Fax No. (813) 254-9640

     Bank:     NationsBank, N.A.
               Commercial Banking Department
               400 N. Ashley Drive, 2nd Floor
               Tampa, Florida 33606-4317
               Attn: Kathleen E. Collins, Vice President
               Fax No. (813) 224-5770

     With a courtesy copy to:

               Robert L. Barnes, Jr., Esquire
               Tew, Zinober, Barnes, Zimmet & Unice
               2655 McCormick Drive
               Clearwater, Florida 33759
               Fax No. (813) 726-0058


or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows:

               1.   If sent by hand or overnight delivery, upon delivery;



Revolving Line of Credit Loan Agreement
Romac International, Inc.

NationsBank, N.A.

          2. If sent by mail, certified or regular, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage (and, if sent by certified mail, costs of certification) prepaid.

     D. COSTS, EXPENSES AND ATTORNEY'S FEES. Borrower shall pay to Bank immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees incurred by Bank in connection with negotiation and preparation of this Agreement and each of the Loan Documents, whether or not the Loan actually closes.

     E.   PERMITTED ACQUISITIONS.   The Borrower and/or any Guarantor shall not
be permitted to acquire any Person which Person shall become a subsidiary of the Borrower or the assets of a Person effected with the consent and approval of the board of directors or other applicable governing body of such Person and the duly obtained approval of such shareholders or other holder of equity interest in such Person as may be required to be obtained under applicable law, the charter documents of or any shareholder agreements or similar agreements pertaining to such person if, as a consequence of such transaction, Borrower would not be in compliance with the provisions of Article V, Section A, or any other provision in Article VI.

          If the total Cost of Acquisition to be paid exceeds fifty percent (50%) of the Borrower's Net Worth as defined by GAAP, Borrower shall provide written notification to Bank prior to the closing of such acquisition stating that Borrower remains in compliance with the provisions of the financial, affirmative and negative covenants contained in the Loan Documents. Such compliance will be evidenced by any information related to the acquisition reasonably requested by Bank. If the acquisition would cause Borrower to be in non-compliance with the provisions of the Loan Documents, Borrower must obtain Bank's written approval prior to closing such acquisition.

     F. MISCELLANEOUS. Borrower and Bank further covenant and agree as follows, without limiting any requirement of any other Loan Document:

          1. CUMULATIVE RIGHTS AND NO WAIVER. Each and every right granted to Bank under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.


Revolving Line of Credit Loan Agreement
Romac International, Inc.

NationsBank, N.A.

          2. Applicable Law. This Loan Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of Florida and applicable United States federal law.

          3. Amendment. No modification, consent, amendment or waiver of any provision of this Loan Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specified instance and for the purpose for which given. This Loan Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of Bank, its successors and assigns; however, no assignment or other transfer of Borrower's rights or obligations hereunder shall be made or be effective without Bank's prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Loan Agreement.

          4. Documents. All documents, certificates and other items required under this Loan Agreement to be executed and/or delivered to Bank shall be in form and content satisfactory to Bank and its counsel.

          5. Partial Invalidity. The unenforceability or invalidity of any provision of this Loan Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

          6. Indemnification. Borrower shall indemnify, defend and hold Bank and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys' fees and court costs) including actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release of Hazardous Materials, resulting form Borrower's business activities or from any condition existing on any property owned by Borrower. Borrower further agrees that its indemnity obligations shall include liability for damages resulting from the personal injury or death of an employee of the Borrower, regardless of whether the Borrower has paid the employee under the workman's compensation laws of any state or similar federal or state legislation for the protection of employees. The term "property damage" as used in this paragraph includes, but is not limited to, damage to any real or personal property of the Borrower, the Bank, and of any third parties. The Borrower's obligations under this paragraph shall survive the repayment of the Loan and any deed in lieu of foreclosure or foreclosure of any Deed to Secure Debt, Deed of Trust, Security Agreement or Mortgage securing the Loan, if any.

          7. Survivability. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the

Revolving Line of Credit Loan Agreement
Romac International, Inc.

NationsBank, N.A.

Loan and shall continue in full force and effect so long as the Loan is outstanding or the obligation of the Bank to make any advances under the Line shall not have expired.

     G. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENTS OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW). THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

          1. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF THE BORROWER'S DOMICILE AT TIME OF THIS AGREEMENT'S EXECUTION AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

          2. RESERVATION OF RIGHTS. NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT; OR (II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK HERETO
(A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT

NationsBank, N.A.


PURSUANT TO THIS AGREEMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

     H. NO ORAL AGREEMENT. THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.


BORROWER:                                 BANK:

Romac International, Inc.                 NationsBank, N.A.
a Florida Corporation



By: /s/ THOMAS M. CALCATERRA (Seal)       By: /s/ KATHLEEN E. COLLINS (Seal)
   --------------------------                -------------------------
   Thomas M. Calcaterra                      Kathleen E. Collins
   Secretary and CFO                         Vice President

   [Corporate Seal]

GUARANTORS:                               GUARANTORS:

Romac and Associates, Inc.,               Romac and Associates of Fort
a Massachusetts corp.                     Lauderdale, Inc., a Florida corp.



By: /S/ THOMAS M. CALCATERRA              By: /s/ THOMAS M. CALCATERRA
   ----------------------------------        ---------------------------------
   Thomas M. Calcaterra, Secretary           Thomas M. Calcaterra, Secretary
   and CFO                                   and CFO




Revolving Line of Credit Loan Agreement
Romac International, Inc.

NationsBank, N.A.



Romac Temporaries, Inc.,              Romac International of Minnesota, Inc.,
a Delaware corporation                a Florida corporation



By: /S/ THOMAS M. CALCATERRA          By: /S/ THOMAS M. CALCATERRA
   -------------------------------       -------------------------------
   Thomas M. Calcaterra, Secretary       Thomas M. Calcaterra, Secretary
   and CFO                               and CFO


FMA International, Inc.,              Romac International of Pennsylvania, Inc.,
a Florida corporation                 a Florida corporation



By: /S/ THOMAS M. CALCATERRA          By: /S/ THOMAS M. CALCATERRA
   -------------------------------       -------------------------------
   Thomas M. Calcaterra, Secretary       Thomas M. Calcaterra, Secretary
   and CFO                               and CFO


FMA Temporaries of Chicago, Inc.,     Romac International of California, Inc.,
a Florida corporation                 a Florida corporation



By: /S/ THOMAS M. CALCATERRA          By: /S/ THOMAS M. CALCATERRA
   -------------------------------       -------------------------------
   Thomas M. Calcaterra, Secretary       Thomas M. Calcaterra, Secretary
   and CFO                               and CFO


Romac International of Texas, Inc.,   Romac International of Kentucky, Inc.,
a Florida corporation                 a Florida corporation



By: /S/ THOMAS M. CALCATERRA          By: /S/ THOMAS M. CALCATERRA
   -------------------------------       -------------------------------
   Thomas M. Calcaterra, Secretary       Thomas M. Calcaterra, Secretary
   and CFO                               and CFO


Romac and Associates of Boston,       Professional Application Resources
Inc., a Massachusetts corporation     Incorporated, a Texas corporation



By: /S/ THOMAS M. CALCATERRA          By: /S/ THOMAS M. CALCATERRA
   -------------------------------       -------------------------------
   Thomas M. Calcaterra, Secretary       Thomas M. Calcaterra, Secretary
   and CFO                               and CFO





Revolving Line of Credit Loan Agreement
Romac International, Inc.

NationsBank, N.A.



Romac/Lanorf, Inc.,                   Romac/Ncralf, Inc.,
a Delaware corporation                a Delaware corporation



By: /S/ THOMAS M. CALCATERRA          By: /S/ THOMAS M. CALCATERRA
   -------------------------------       -------------------------------
   Thomas M. Calcaterra, Secretary       Thomas M. Calcaterra, Secretary
   and CFO                               and CFO


108612.01




Revolving Line of Credit Loan Agreement
Romac International, Inc.

                                   EXHIBIT A

NationsBank, N.A.
400 North Ashley Drive
Tampa, Florida 33602
Attention: Commercial Banking Department

Reference is hereby made to the Revolving Line of Credit Loan Agreement dated as of August ______, 1997 (the "Agreement") between Romac International, Inc. (the "Borrower") and NationsBank, N.A. (the "Bank"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement. The undersigned, a duly authorized and acting Authorized Representative, hereby certifies on behalf of Borrower to you as of _______________________ (insert Determination Date) as follows:

1)   Minimum Net Worth:      __________________________________________________

     Required: Maintain a minimum Net Worth of $65,000,000. The minimum Net Worth covenant shall increase annually upon receipt of Borrower's fiscal year end financial statements, beginning with fiscal year end 1997, by an amount which equals fifty percent (50%) of the respective fiscal year's net income. A net loss in any fiscal year will not result in a decrease in the net worth minimum.

2)   FUNDED DEBT TO ADJUSTED EBITDA:      _____________________________________

     Required: Maintain a ratio of Funded Debt to Adjusted EBITDA not to exceed two and one-half to one (2.50:1.0.). See Revolving Line of Credit Loan Agreement for definitions.

3)   No Default

          A. To the best knowledge of the undersigned, since ________________ _______________________ (the date of the last similar certification), (a) the Borrower has not defaulted in the keeping, observance, performance or fulfillment of any of the Loan Documents; and (b) no Default or Event of Default specified in Article VII of the Agreement has occurred.

          B. If a default or Event of Default has occurred since ___________ ________________________ (the date of the last similar certification), the Borrower proposes to take the following action with respect to such Default or Event of Default:_____________________________________________________________
____________________________________________________
(Note: if no Default or Event of Default has occurred, insert "Not Applicable")

     The Determination Date is the date of the last required financial statements submitted to the Bank in accordance with Section C of the Agreement.

IN WITNESS WHEREOF, I have executed this Certificate this _______________ day of __________________________, 19________.




                                         _____________________________________
                                         Authorized Representative for
                                         Romac International, Inc.